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                 MONEY MARKET GRID PROMISSORY NOTE
                        (Schedule Attached)
                                             DATED: AUGUST 4, 1999

FOR VALUE RECEIVED, American Freightways Corporation (the "Borrower") does hereby unconditionally promise to pay upon maturity to The Bank of Tokyo-Mitsubishi, Ltd., Houston Agency, Dallas Corporate Banking Office (the "Bank"), any successor or assign, the principal sum of TWENTY MILLION UNITED STATES DOLLARS ($20,000,000.00 U.S.) or such lesser amount as may be outstanding hereunder as advances from time to time as shown in the schedule attached hereto. The principal amount of each advance evidenced hereby shall be paid on the maturity date therefore specified in the schedule attached hereto. The Borrower promises to pay interest on the unpaid principal amount of each advance, from the date of such advance until the principal amount thereof is paid in full, on the maturity date and at the interest rate per annum applicable thereto, as specified in the schedule attached hereto.

At the Bank's discretion, advances may be obtained hereunder, upon telephonic or written communication of a duly authorized officer or representative of Borrower who previously shall have been designated in writing to Bank for interest periods up to thirty days, such interest periods to be selected by the Borrower on same business days' notice to the Bank. In the event that the Borrower shall fail to pay any amount of principal or interest hereunder on the maturity date therefore specified in the schedule attached hereto, the Bank shall have the rights (i) to declare all amounts of principal and accrued interest then outstanding hereunder to be immediately due and payable and (ii) to terminate forthwith any obligation of the Bank to make any further advances hereunder, all without notice, demand, protest, notice of acceleration, notice of intention to accelerate, or any other notice of any kind, all of which are hereby waived by the Borrower. After maturity, interest on the unpaid principal of any advance shall be calculated at 1% above the Bank's Base Rate (being a variable per annum reference rate of interest announced and adjusted by the Bank from time to time for loans made in the United States). All interest hereunder shall be calculated on the basis of a 360 day year for the actual number of days elapsed and payable at maturity.

The date, amount, interest period, maturity date, interest rate and repayment of each advance will be recorded by the Bank on the grid schedule attached hereto and such notations will constitute prima facie evidence of the existence and amounts of the obligation of the Borrower, absent any manifest error and provided that the failure of the Bank to complete the grid schedule hereto from time to time shall not affect the obligation of the Borrower hereunder.

The Borrower will compensate the Bank on demand for reasonable costs or losses suffered due to an early termination of an interest period by the Borrower, howsoever caused or by the Bank as a result of any default in payment hereunder by the Borrower.

In addition, the Borrower agrees upon default to pay all reasonable costs of collection, including reasonable legal fees.
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MONEY MARKET GRID PROMISSORY NOTE
DATED: AUGUST 4, 1999
PAGE 2


All amounts owing hereunder are payable by wire transfer to The Bank of Tokyo-Mitsubishi, Ltd., Houston Agency, Dallas Corporate Banking Office through The Bank of Tokyo-Mitsubishi, Ltd., New York, New York; ABA #0260-0963-2; for further credit to: The Bank of Tokyo-Mitsubishi, Ltd., Houston Agency, Dallas Corporate Banking Office, Dallas, TX; Account #30001710; (referencing principal, fees, or other monies paid) or in such other manner as the Bank hereof may direct the Borrower in writing.

This Note shall be governed by and construed in accordance with the laws of the state of Texas.

NO ORAL AGREEMENTS. THIS PROPOSAL, AS WRITTEN, REPRESENTS THE FINAL UNDERSTANDING BETWEEN BORROWER AND BANK AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN BORROWER AND BANK.


                         American Freightways Corporation

                         By:          /s/Frank Conner
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                         Print Name:  Frank Conner
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                         Title:       EVP and CFO
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